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                                                                  EXHIBIT 10.14




                                   AMENDMENT
                                       TO
               APACHE CORPORATION RETIREMENT/401(k) SAVINGS PLAN


         Apache Corporation ("Apache") maintains the Apache Corporation Retirement/401(k) Savings Plan (the "Plan"). Pursuant to section 10.4 of the Plan, Apache has retained the right to amend the Plan. Apache hereby exercises that right by amending the Plan as follows.


1. Effective as of May 4, 1995, paragraph 1.13(d)(ii) shall be amended by inserting the following subparagraph (H), and renumbering existing paragraphs
(H) and (I).

                          (H) any amounts relating to the granting of a stock option under the Apache Corporation 1995 Stock Option Plan, the exercise of such a stock option, or the sale or deemed sale of any shares thereby acquired;

2. Effective as of May 17, 1995, Appendix A shall be replaced in its entirety by the following Appendix A.


                                   APPENDIX A

                            PARTICIPATING COMPANIES

         The following Affiliated Entities were actively participating in the Plan as of the following dates:


                 Business                          Participation             Participation
                                                   Began As Of               Ended As Of
         Apache International, Inc.                September 22, 1987             N/A

         Apache Energy Resources Corporation       January 1, 1994           December 31, 1995
           (known as Hadson Energy Resources
           Corporation before January 1, 1995)

         Apache Energy Limited (known as           January 1, 1994                 N/A
           Hadson Energy Limited before
           January 1, 1995)

         Apache Canada Ltd.                        May 17, 1995                    N/A


                            - - END OF APPENDIX A --
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3.       Effective as of May 17, 1995, the following Appendix F shall be added to the Plan.

                                   APPENDIX F

                   DEKALB ENERGY COMPANY/APACHE CANADA LTD.

                                  Introduction

                 Through a merger effective as of May 17, 1995, Apache now holds 100% of the stock of DEKALB Energy Company (which has been renamed Apache Canada Ltd.). Apache Canada Ltd. has adopted this Plan, and Apache has approved its adoption, as of May 17, 1995, for the eligible employees of Apache Canada Ltd.

                 Capitalized terms in this Appendix have the same meanings as those given to them in the Plan. The regular terms of the Plan shall apply to the employees of Apache Canada Ltd., except as provided below.

                           Eligibility to Participate

                 Notwithstanding section 1.14, an employee of Apache Canada Ltd. shall be a Covered Employee only if (1) he or she is either a U.S. citizen or a U.S. resident, and (2) he or she was employed by Apache or another Company immediately before becoming an employee of Apache Canada Ltd. The provisions of Article II, which discuss when a Covered Employee may participate in the Plan, shall apply without modification to Covered Employees employed by Apache Canada Ltd.

                                  Compensation

                 If the payroll of the Apache Canada Ltd. employee is handled in the United States, then the definitions of Compensation in section
         1.13 shall apply. To the extent that the payroll of the Apache Canada Ltd. employee is handled outside of the United States, the following definitions of Compensation shall apply in lieu of the definitions found in subsections 1.13(a) and 1.13(b):

                 (a) Code section 415 Compensation. For purposes of determining the limitation on Annual Additions under section 3.4 and the minimum contribution under section 12.4 when the Plan is top-heavy, Compensation shall mean foreign earned income (within the meaning of Code section 911(b)) paid by the Company or an Affiliated Entity, but shall not include any Participant Before-Tax Contributions or any other elective contributions that are not includable in the Employee's income pursuant to Code sections 125, 402(e)(3), 402(h), or 403(b). For purposes of section 3.4, Compensation shall be measured over a Limitation Year. For purposes of section 12.4, Compensation shall be measured over the portion of a Plan Year (i) after the Employee has satisfied an eligibility requirement of section 2.1 and
         (ii) while the Employee is a Covered Employee.

                 (b) Code Section 414(q) Compensation. For purposes of identifying Highly Compensated Employees and Key Employees under sections 1.26, 1.28, and 1.47, Compensation shall mean foreign earned income (within the meaning of Code section 911(b)) paid by the Company or an Affiliated Entity, including elective contributions that are not includable in the Employee's income pursuant to Code sections 125, 402(e)(3), 402(h), or 403(b). For purposes of identifying Highly Compensated Employees, Compensation shall be measured over a Determination Year. Compensation shall include only amounts paid to the Employee, and shall not include any additional amounts accrued by the Employee.





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                            -- END OF APPENDIX F --


 IN WITNESS WHEREOF, this Amendment has been executed the date set forth below.

                            APACHE CORPORATION


                            /s/ Roger B. Rice
                            ---------------------------------------------------
                            Roger B. Rice
                            Vice President, Human Resources and Administration